EXHIBIT 99.1

Press Release
www.shire.com

Result of the 2018 Annual General Meeting

April 24, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that, at its Annual General Meeting held at Block 3, Miesian Plaza, 50-58 Baggot Street Lower, Dublin 2, Ireland at 2.45pm today, all resolutions contained in the Notice of Meeting were decided by poll vote. The results of the poll are as follows:

Resolutions	For (including discretionary votes)%		Against	%	Votes cast as a % of relevant shares in issue	Withheld
Ordinary Resolutions
1. To receive the Company’s Annual Report and Accounts for the year ended December 31, 2017.	688,563,376	98.10%	13,300,687	1.90%	76.93	1,346,969
2. To approve the Directors’ Remuneration Report.	625,712,659	89.13%	76,327,709	10.87%	76.95	1,170,664
3. To approve the Directors’ Remuneration Policy	626,537,622	89.40%	74,305,019	10.60%	76.82	2,368,391
4. To re-elect Olivier Bohuon as a Director.	681,535,745	97.43%	17,973,289	2.57%	76.68	3,701,998
5. To re-elect Ian Clark as a Director.	691,840,940	98.70%	9,077,475	1.30%	76.83	2,292,617
6. To elect Thomas Dittrich as a Director.	692,765,004	98.84%	8,143,588	1.16%	76.83	2,302,440
7. To re-elect Gail Fosler as a Director.	694,283,921	99.06%	6,592,087	0.94%	76.83	2,335,024
8. To re-elect Steven Gillis as a Director.	668,544,846	95.38%	32,364,118	4.62%	76.83	2,302,068
9. To re-elect David Ginsburg as a Director.	694,272,085	99.05%	6,637,682	0.95%	76.83	2,301,265
10. To re-elect Susan Kilsby as a Director.	681,350,666	97.36%	18,487,459	2.64%	76.71	3,372,907
11. To re-elect Sara Mathew as a Director.	693,737,656	98.98%	7,136,497	1.02%	76.83	2,336,879
12. To re-elect Flemming Ornskov as a Director.	695,545,113	99.23%	5,376,245	0.77%	76.83	2,289,674

13. To re-elect Albert Stroucken as a Director.	689,997,905	98.45%	10,873,689	1.55%	76.83	2,339,438
14. To re-appoint Deloitte LLP as the Company’s Auditor.	686,450,290	97.93%	14,476,512	2.07%	76.83	2,284,230
15. To authorize the Audit, Compliance & Risk Committee to determine the remuneration of the Auditor.	691,874,604	98.54%	10,247,132	1.46%	76.96	1,089,296
16. To authorize the allotment of shares.	629,316,219	89.61%	72,937,171	10.39%	76.98	957,642
Special Resolutions
17. To authorize the general disapplication of pre-emption rights.	693,512,217	99.38%	4,346,569	0.62%	76.49	5,352,246
18. To authorize the specific disapplication of pre-emption rights.	669,732,867	95.97%	28,111,669	4.03%	76.49	5,366,496
19. To authorize purchases of own shares.	692,728,090	98.67%	9,365,000	1.33%	76.96	1,117,942
20. To approve the notice period for general meetings.	662,122,671	94.47%	38,782,050	5.53%	76.83	2,306,311

As at the record date, April 22, 2018, the Company had 912,293,361 Ordinary Shares of 5 pence each in issue (excluding shares held in treasury). Shareholders are entitled to one vote per share. A vote “withheld” is not a vote in law and is not counted in the calculation of the proportion of votes validly cast.

In accordance with Listing Rule 9.6.2R, copies of the relevant resolutions passed at the meeting have been submitted to the National Storage Mechanism and will be available for viewing shortly at: www.morningstar.co.uk/uk/nsm.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Robert Coates	rcoates@shire.com	+44 203 549 0874

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com